Exhibit 99.1
AT MARKET CLOSE
For additional information contact:
Eric E. Stickels
Executive Vice President and Chief Financial Officer
(315) 366-3702
ONEIDA FINANCIAL CORP. COMMENCES
SYNDICATED COMMUNITY OFFERING
AND INCREASES PURCHASE LIMITATIONS
Oneida, New York, June 22, 2010 — Oneida Financial Corp., a federal corporation (Nasdaq: ONFC), announced today that Oneida Financial Corp., the recently formed Maryland corporation and proposed holding company for The Oneida Savings Bank (“Oneida Financial-New”), has commenced the syndicated community offering portion of the second step conversion to sell shares of common stock not subscribed for in the subscription offering or the community offering to the general public at $8.00 per share. Stifel, Nicolaus & Company, Incorporated is acting as sole book-running manager for the syndicated community offering. The syndicated community offering will be conducted on a best efforts basis and none of the members of the syndicate group are required to purchase any shares in the offering.
In addition, Oneida Financial Corp. announced that Oneida Financial-New has filed prospectus supplements with the Securities and Exchange Commission increasing the maximum purchase limitation from 37,500 shares ($300,000) to 125,000 shares ($1,000,000) for individual purchasers and from 75,000 shares ($600,000) to 187,500 shares ($1,500,000) for purchasers acting together with others, in all categories of the offering combined. However, in the event that fewer than 3,750,000 shares ($30,000,000) are sold in the offering, orders for common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering. Consistent with the prospectus dated May 14, 2010, the only persons who will be resolicited are those who subscribed for the maximum purchase limit in the subscription offering and indicated on the stock order form a desire to purchase additional shares if the maximum purchase limits were increased. Any increased orders with full payment will be due by 12:00 noon, Eastern Time, on June 29, 2010. All other eligible subscribers and community members who properly completed and timely submitted a stock order form will be allocated the number of shares of common stock requested in their stock order form.
The completion of the conversion and offering is subject to, among other things, selling a minimum of 3,346,875 shares in the offering, the receipt of all necessary final regulatory approvals, the receipt of the approval of the depositors of Oneida Savings Bank as of May 6, 2010, and receipt of the approval of the stockholders of record of Oneida Financial Corp. as of May 10, 2010.
This press release contains certain forward-looking statements about the conversion and reorganization. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and

“intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the transactions contemplated by the Plan of Conversion and Reorganization, difficulties in selling the conversion stock or in selling the conversion stock within the expected time frame, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which Oneida Financial Corp. and its subsidiaries are engaged.
A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription offering, an accompanying stock order form).
Oneida Financial Corp. has filed a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission. Stockholders of Oneida Financial Corp. are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the Securities and Exchange Commission by Oneida Financial Corp. and Oneida Financial-New free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Oneida Financial Corp. and Oneida Financial-New are available free of charge from the Corporate Secretary of Oneida Financial Corp. at 182 Main Street, Oneida, New York 13421, Attention: Corporate Secretary.
The directors, executive officers, and certain other members of management and employees of Oneida Financial Corp. are participants in the solicitation of proxies in favor of the conversion from the stockholders of Oneida Financial Corp. Information about the directors and executive officers of Oneida Financial Corp. is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.
The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.